UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2016

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16666 Northchase Drive Houston, Texas 77060
(Address of Principal Executive Offices) (Zip Code)

(281) 836-8000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Changes

As previously announced, Kenneth R. Bickett retired from his position as Vice President and Chief Accounting Officer of Archrock, Inc. (the “Company”) effective as of December 31, 2015.  The board of directors of the Company (the “Board”) appointed Donna A. Henderson as Vice President and Chief Accounting Officer of the Company effective January 1, 2016.  Ms. Henderson has served as the Vice President, Accounting of the Company’s operating subsidiary since August 2015.

Prior to joining the Company, from April 2013 until June 2015, Ms. Henderson served as Vice President and Chief Accounting Officer of Southcross Energy Partners GP, LLC. From September 2011 to December 2012, Ms. Henderson was the Vice President and Chief Audit Executive of GenOn Energy, Inc., a wholesale electric generator which merged into NRG Energy. Prior to that position, Ms. Henderson served as Assistant Controller of GenOn Energy, Inc. and its predecessor companies, RRI Energy, Inc. and Reliant Energy Inc., from July 2005 to September 2011, and held various other leadership roles within the accounting department of that organization since September 2000. From 1996 to 2000, Ms. Henderson held various accounting positions with Lyondell Chemical.

Ms. Henderson began her career in Houston, Texas in 1989 with Deloitte & Touche LLP, where she worked until November 1993 when she joined KPMG LLP in Albuquerque, New Mexico, where she worked until 1995. Ms. Henderson holds a BBA in accounting from Eastern New Mexico University and is a member of the American Institute of Certified Accountants.

Employment Letter and Compensation Arrangement

On July 31, 2015, the Company entered into an employment letter (the “Employment Letter”) with Ms. Henderson, which describes the terms and conditions of her employment.  Under the Employment Letter, Ms. Henderson will serve as the Company’s Chief Accounting Officer, reporting to the Company’s Chief Financial Officer, following Mr. Bickett’s retirement.

The Employment Letter provides for an annual base salary and establishes Ms. Henderson’s target annual bonus opportunity. In addition, the Employment Letter establishes Ms. Henderson’s annual long-term incentive award payment under the Archrock, Inc. 2013 Stock Incentive Plan (the “Plan”) and provides for a sign-on bonus award. The terms of the Plan are incorporated herein by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed on March 19, 2013 and to Exhibit 10.13 on our Current Report on Form 8-K filed on November 5, 2015.

Other than as disclosed herein, we do not have any agreement with Ms. Henderson, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Ms. Henderson and any other person pursuant to which she was appointed as Vice President and Chief Accounting Officer. There are no family relationships between Ms. Henderson and any executive officer or director of Archrock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Date: January 7, 2016

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